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                                                                       EXHIBIT 5

                         [LATHAM & WATKINS LETTERHEAD]

                                February 5, 2001


Safeway Inc.
5918 Stoneridge Mall Road
Pleasanton, CA 94588

      Re:   $2,000,000,000 Aggregate Offering Price of Securities of Safeway
            Inc.

Ladies and Gentlemen:

      In connection with the registration statement on Form S-3 expected to be filed on February 5, 2001 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

      You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the sale by Safeway Inc., a Delaware corporation (the "Company"), of up to $2,000,000,000 aggregate offering price of one or more series of debt securities (the "Debt Securities"), shares of common stock, par value $.01 per share (the "Common Stock") or any combination of the foregoing, plus any additional Debt Securities or Common Stock that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act (collectively, the "Securities"). Any series of Debt Securities may be convertible and/or exchangeable for Common Stock or another series of Debt Securities. The Debt Securities will be issued pursuant to an Indenture dated as of September 10, 1997 between the Company and The Bank of New York, as Trustee (the "Trustee"), and one or more supplements thereto (the "Indenture").

      In our capacity as your special counsel in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have




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Safeway Inc.
February 5, 2001
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assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal, Delaware and New York laws, in the manner presently proposed.

     We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware with respect to the opinion set forth in Paragraph 2 below and the internal laws of the State of New York with respect to the opinion set forth in Paragraph 1 below, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matter of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

     1. When (a) the Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Directors of the Company or a committee thereof of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) the Registration Statement and any required post-effective amendments thereto and any Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming (i) that the terms of the Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (ii) that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iii) that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

     2. When the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and upon adoption by the Board of Directors of the Company or a committee thereof of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of


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Safeway Inc.
February 5, 2001
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issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Company's Amended and Restated Certificate of Incorporation and (iii) such shares comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of Common Stock (including any Common stock duly issued upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

     The opinion rendered in Paragraph 1 above relating to the enforceability of the Debt Securities is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (vi) we express no opinion concerning the enforceability of the judgment currency provision contained in Section 10.16 of the Indenture.

     We assume for purposes of this opinion that (i) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Securities; (ii) the Indenture constitutes the legally valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; (iii) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (iv) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (v) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (vi) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and (vii) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.
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Safeway Inc.
February 5, 2001
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     We consent to your filing this opinion as an exhibit to the Registration
Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                        Very truly yours,

                                        /s/ Latham & Watkins